                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Auspex Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, November 19, 1998, at the Company's headquarters, 2300 Central Expressway, Santa Clara, California, for the following purposes:

          1. To elect two (2) Class I directors of the Company to serve for a two-year term.

          2. To approve amendments to the Company's 1993 Directors' Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 to a total of 325,000 and (ii) increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder from 16,000 and 4,000 to 25,000 and 8,000, respectively.

          3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

          4. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 2, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
October 16, 1998

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                            PROXY STATEMENT FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 19, 1998 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters at 2300 Central Expressway, Santa Clara, California. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR": (i) the election of the two (2) Class I nominees for director set forth herein; (ii) the amendments to the 1993 Directors' Stock Option Plan increasing (A) the number of shares of Common Stock reserved for issuance thereunder by 150,000 to a total of 325,000 and (B) the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder from 16,000 and 4,000 to 25,000 and 8,000, respectively;
(iii) the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (iv) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 1998, including financial statements, were first mailed on or about October 16, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 2, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 25,703,829 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2300 Central Expressway, Santa Clara, California 95050, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1989 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 1999 Annual Meeting of Stockholders in November 1999 and to mail proxy statements relating to such meeting in October 1999. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements set forth in the Company's Bylaws and in the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). The date by which stockholder proposals must be received by the Company for inclusion in the proxy statement and form of proxy for its 1999 Annual Meeting of Stockholders is June 16, 1999. Such stockholder proposals should be submitted to Auspex Systems, Inc., 2300 Central Expressway, Santa Clara, California 95050, Attention: Secretary.

     The proxy card for the 1999 Annual Meeting of Stockholders will grant the proxy holders discretionary authority to vote on any matter raised at the 1999 Annual Meeting of Stockholders. If a stockholder intends to submit a proposal at the 1999 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement and the form of proxy relating to that meeting, the stockholder must do so no later than August 30, 1999. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 1999 Annual Meeting of Stockholders.

     The Company's Bylaws provide that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors and that, at an annual meeting, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company. In all cases, to be timely, notice must be received by the Company not less than twenty (20) days prior to the meeting (or if fewer than thirty (30) days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made). In the notice, the stockholder must provide his address and the class and number of shares of the Company that are held by the stockholder. In addition, if the stockholder proposes to make a nomination or nominations to the Board of Directors, the stockholder must provide (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company that are beneficially owned by such person, (D) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (E) such person's written consent to being named as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder, (B) the class and number of shares of the Company that are beneficially owned by such stockholder, and (C) a description of all arrangements or understandings between the stockholder making the nomination and each nominee and any other person or persons (naming such person or persons) relating to the nomination. With respect to each item of business other than a nomination to the Board of Directors that a stockholder proposes to bring before a meeting, the stockholder must provide
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and
(v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into two classes. The directors are elected to serve staggered two-year terms, such that the term of one class of directors expires each year. The Company currently has four directors divided among the two classes as follows: Class I -- W. Frank King, David F. Marquardt and Bruce N. Moore; and Class II -- R. Stephen Cheheyl. One of the Class I directors, Mr. David F. Marquardt, will not be standing for re-election. The Board of Directors, therefore, has approved an amendment to the Company's Bylaws that, effective immediately prior to the voting at the Annual Meeting, reduces the number of directors serving on the Company's Board of Directors to three (3). Two (2) Class I directors have been nominated for election at the Annual Meeting for a two-year term ending at the 2000 Annual Meeting of Stockholders or when such directors' successors are elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class I nominees named below. In the event that any of such nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware that any of the nominees will be unable or will decline to serve as a director. The directors elected at this Annual Meeting will serve until the term of such directors' class expires or until such directors' successors have been duly elected and qualified. The Board of Directors will consider the names and qualifications of candidates for the Board of Directors submitted by stockholders in accordance with the procedures set forth in "Stockholder Proposals for Next Annual Meeting" above.

VOTE REQUIRED

     The two (2) nominees in Class I receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any nominee will have no legal effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

     The names of the directors, certain information about them and their ages as of September 30, 1998 are set forth below:

                                                                                 DIRECTOR    TERM
        NAME OF DIRECTOR          AGE        POSITION(S) WITH THE COMPANY         SINCE     EXPIRES   CLASS
        ----------------          ---   --------------------------------------   --------   -------   -----
NOMINEES FOR CLASS I DIRECTOR
W. Frank King...................  58    Director                                   1994      2000      I
Bruce N. Moore..................  47    Chief Executive Officer, President and     1995      2000      I
                                        Director

CLASS II DIRECTOR WHOSE TERM CONTINUES
R. Stephen Cheheyl..............  52    Director                                   1995      1999     II

  Nominees for Class I Directors:

     Dr. W. Frank King has served as a director of the Company since October 1994. Dr. King has been a private investor since October 1998. Prior to that time, from October 1996 through October 1998, Dr. King served as President, Chief Executive Officer and a Director of PSW Technologies, Inc., a software services firm that provides high value solutions to technology vendors and business end-users by mastering and applying critical emerging technologies. From 1992 to October 1996, Dr. King served as President of Pencom Software, a division of Pencom Systems, Inc. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was with IBM, a technology company, for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King earned a doctorate in electrical engineering from Princeton University, a master's degree in electrical engineering from Stanford University and a bachelor's degree in electrical engineering from the University of Florida. He also serves on the boards of directors of Best Software, Inc., Excalibur Technologies Corporation, PSW Technologies, Inc., SystemSoft, Inc., Cortelco Systems, Inc. and Natural Microsystems, Inc.

     Mr. Bruce N. Moore joined the Company in June 1995 as President, Chief Operating Officer and a member of the Board of Directors. In January 1996, Mr. Moore assumed the additional role of Chief Executive Officer and relinquished the role of Chief Operating Officer. Mr. Moore joined the Company from Diasonics Ultrasound, Inc., a provider of diagnostic ultrasound equipment, where he held the positions of President and Chief Executive Officer. His eleven-year career at Diasonics included various senior management positions in marketing and business development. Mr. Moore started his career as a sales representative in IBM's Data Processing Division in 1976.

  Class II Director Whose Term Continues:

     Mr. R. Stephen Cheheyl has served as a director of the Company since April 1995. From October 1994 until he retired in December 1995, Mr. Cheheyl served as an Executive Vice President of Bay Networks, Inc., which was formed through the merger of Wellfleet Communications, Inc. ("Wellfleet") and Synoptics Communications Inc. From December 1990 to October 1994, Mr. Cheheyl served as Senior Vice President, Finance and Administration at Wellfleet. He also serves as a director of MCMS, Inc., Infinium Software, Inc. and Sapient Corporation.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six (6) meetings during the fiscal year ended June 30, 1998. No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof on which he served, held during the fiscal year or such shorter period as he may have served as a director. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which consists of Dr. W. Frank King and Mr. R. Stephen Cheheyl, held two (2) meetings during the fiscal year. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Dr. W. Frank King and Mr. David F. Marquardt (who will not stand for re-election), held a total of three
(3) meetings during the fiscal year and acted twice by unanimous written consent. This committee reviews and approves the Company's executive compensation policies and approves all stock option grants to executive officers, stock option grants over 10,000 shares to new employees and all subsequent stock option grants to existing employees.

     The Stock Option Committee, which consists of Mr. Bruce N. Moore, held no meetings during the fiscal year. This committee is primarily responsible for approving all stock option grants of 10,000 shares or fewer to newly-hired employees (other than executive officers).

BOARD OF DIRECTORS COMPENSATION

     Directors who are not employees of the Company receive compensation for their services as directors at the rate of $2,000 per quarter and $1,000 per Board of Directors or committee meeting attended. Generally, Compensation Committee meetings are held just prior to or just after regularly scheduled Board of Directors meetings and directors are not separately compensated for attending such committee meetings. Non-employee directors are automatically granted an initial option to purchase 16,000 shares of the Company's Common Stock and thereafter annual options to purchase 4,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1993 Directors' Stock Option Plan. Pursuant to this plan, on July 1, 1998, Mr. Cheheyl, Dr. King and Mr. Marquardt were each granted an annual option to purchase 4,000 shares of Common Stock at an exercise price of $4.8125 per share, which options vest quarterly over a period of four years. In addition, on August 5, 1998, Mr. Cheheyl, Dr. King and Mr. Marquardt each were granted an option to purchase 12,000 shares of Common Stock at an exercise price of $2.75 per share under the Company's 1997 Stock Plan, which options vest quarterly over a period of four years. For information regarding certain proposed amendments to the 1993 Directors' Stock Option Plan, see Proposal No. 2.

                                 PROPOSAL NO. 2

                         APPROVAL OF AMENDMENTS TO THE
                       1993 DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve amendments to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 to a total of 325,000 and (ii) increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder from 16,000 and 4,000 to 25,000 and 8,000, respectively.

     The Directors' Plan was adopted by the Board of Directors in March 1993 and was approved by the stockholders in April 1993. A total of 175,000 shares of Common Stock was reserved for issuance under the Directors' Plan. In August 1998, the Board of Directors approved amendments to the Directors' Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 to a total of 325,000 and (ii) increase the number of shares of Common Stock subject to the initial and annual option grants from 16,000 and 4,000 to 25,000 and 8,000, respectively. As of September 2, 1998, options to purchase 112,000 shares of Common Stock (net of lapsed and terminated options) had been granted under the Directors' Plan, 63,000 shares remained available for future option grants and options for the purchase of 16,000 shares had been exercised. A summary of the principal terms of the Directors' Plan (which assumes adoption of the proposed amendments) is located in Appendix A to this Proxy Statement.

PURPOSE AND EFFECT OF AMENDMENTS

     The primary purposes of the proposed amendments to the Directors' Plan are to (i) increase the number of shares available for issuance thereunder and (ii) increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder. The Directors' Plan currently provides that each new non-employee director will automatically be granted an initial option to purchase sixteen thousand (16,000) shares of the Company's Common Stock on the date on which such person first becomes a member of the Board of Directors and thereafter annual options to purchase four thousand (4,000) shares of the Company's Common Stock.

     The Board of Directors believes that stock option grants are an essential element in attracting and retaining qualified individuals to serve as directors of the Company. The pool of individuals qualified to be directors of growing technology companies is relatively small and the number of companies seeking such expertise is increasing. In addition, many qualified individuals are reluctant to serve on boards of directors unless appropriately compensated for the responsibility and risk they assume. The Board of Directors believes that most individuals it seeks as Board of Director members expect equity compensation as an inducement for their services. Further, the Board of Directors believes that equity compensation serves to better align the interests of non-employee directors with those of the Company and its stockholders than does cash compensation.

     The Board of Directors believes that the proposed amendments to the Directors' Plan are in the best interests of the Company and its stockholders for several reasons. First, without the proposed increase in the number of shares reserved for issuance under the Directors' Plan, the Company will deplete the options available for grant thereunder within the next few years. Second, the Board of Directors believes that increasing the number of shares subject to the initial and annual option grants made to non-employee directors under the Directors' Plan will make these options more valuable to the grantees and thus will help to attract and retain qualified individuals to serve as directors of the Company. Finally, the Board of Directors believes that providing non-employee directors with an earlier opportunity to acquire a significant ownership interest in the Company's Common Stock by increasing the number of shares subject to the initial and annual option grants will help to incentivize those directors to use their influence and talent to maximize stockholder value for all stockholders.

AMENDED DIRECTORS' PLAN BENEFITS

     The following table sets forth information with respect to stock option grants to be made under the Directors' Plan to the Company's non-employee directors for the fiscal year ending June 30, 1999, assuming adoption of the proposed amendments. See Proposal No. 1 "Election of Directors -- Board of Directors Compensation" regarding recent option grants to the Company's non-employee directors under the Directors' Plan and the 1997 Stock Plan.

                     AMENDED DIRECTORS' PLAN BENEFITS TABLE

                                                                        NUMBER OF SHARES
                                                           DOLLAR      SUBJECT TO OPTIONS
                                                           VALUE         TO BE GRANTED
         NAME OF INDIVIDUAL OR IDENTITY OF GROUP           ($)(1)    DURING FISCAL 1999 (#)
         ---------------------------------------           ------    ----------------------
R. Stephen Cheheyl.......................................    --               8,000
W. Frank King............................................    --               8,000
All current directors who are not executive officers (2
  persons)...............................................    --              16,000

---------------
(1) Pursuant to the Directors' Plan and assuming the continued service of these directors, these stock options will be automatically granted on July 1, 1999 at an exercise price equal to the closing price of the Company's Common Stock on July 1, 1999 as listed on The Nasdaq Stock Market.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the proposed amendments to the Company's Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENTS TO THE DIRECTORS' PLAN TO (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 150,000 TO A TOTAL OF 325,000 AND (II) INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE INITIAL AND ANNUAL OPTION GRANTS AUTOMATICALLY AWARDED TO THE COMPANY'S NON-EMPLOYEE DIRECTORS THEREUNDER FROM 16,000 AND 4,000 TO 25,000 AND 8,000, RESPECTIVELY.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements since 1991. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in the fiscal year ended June 30, 1998:

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                   ANNUAL COMPENSATION        SECURITIES      ALL OTHER
                                        FISCAL   ------------------------     UNDERLYING     COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)   BONUS($)(1)     OPTIONS(#)        ($)(2)
     ---------------------------        ------   ----------   -----------    ------------    ------------
Bruce N. Moore........................   1998     $373,944           --        100,000         $ 1,442(3)
  Chief Executive Officer and            1997      350,000     $125,342             --           1,285
  President                              1996      285,732      171,000             --           1,833
R. Marshall Case(4)...................   1998       60,000       43,450(5)     100,000             213
  Vice President of Finance
  and Chief Financial Officer
Russell M. Lait(6)....................   1998      184,515           --         25,000             409
  Vice President of Operations           1997      156,533       39,470        107,500(7)          345
Joseph G. Brown(8)....................   1998      234,575       39,536(9)      20,000           1,392
                                         1997      205,960       73,431(9)     100,000(10)       1,285
                                         1996      186,383       30,000             --           1,598
Paul R. Gifford(11)...................   1998      194,766           --         50,000           1,182(12)
                                         1997      145,385       88,852(13)    100,000          53,213(14)

---------------
 (1) Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

 (2) Represents group term life insurance premiums except as otherwise indicated.

 (3) Includes $50 health club reimbursement.

 (4) Mr. Case was appointed as an executive officer of the Company on February 23, 1998.

 (5) Includes a $25,000 sign-on bonus and a guaranteed bonus equal to 30% of Mr. Case's fiscal year 1998 salary ($18,450) pursuant to the terms of his offer letter for employment with the Company.

 (6) Mr. Lait was appointed as an executive officer of the Company on August 1, 1996.

 (7) Includes 57,500 options granted in exchange for cancellation of a like number of previously granted options that were repriced on November 1, 1996.

 (8) Mr. Brown was no longer an executive officer of the Company as of January 26, 1998, and his employment with the Company terminated on July 31, 1998.

 (9) Includes $39,536 in sales commissions in fiscal years 1998 and 1997.

(10) Includes 25,000 options granted in exchange for cancellation of a like number of previously granted options that were repriced on November 1, 1996.

(11) Mr. Gifford terminated his employment with the Company on April 1, 1998.

(12) Includes $82 of relocation expenses.

(13) Includes $50,000 sign-on bonus.

(14) Includes $52,394 of relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1998 to each of the Named Executive Officers:

                                               INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                          -----------------------------------------------------------     VALUE AT ASSUMED
                            NUMBER OF       PERCENT OF                                  ANNUAL RATES OF STOCK
                           SECURITIES      TOTAL OPTIONS                                 PRICE APPRECIATION
                           UNDERLYING       GRANTED TO        EXERCISE                   FOR OPTION TERM (4)
                             OPTIONS       EMPLOYEES IN        PRICE       EXPIRATION   ---------------------
          NAME            GRANTED(#)(1)   FISCAL YEAR(2)    ($/SHARE)(3)      DATE       5%($)       10%($)
          ----            -------------   ---------------   ------------   ----------   --------   ----------
Bruce N. Moore..........     100,000           3.93%          $12.312       09/18/07    $774,295   $1,962,216
R. Marshall Case........     100,000           3.93             9.500       03/05/08     597,450    1,514,055
Russell M. Lait.........      25,000           0.98            12.312       09/18/07     193,574      490,554
Joseph G. Brown.........      20,000           0.79            12.312       09/18/07     154,859      392,443
Paul R. Gifford.........      50,000           1.97            12.312       09/18/07     387,147      981,108

---------------
(1) Under the terms of the Company's 1997 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) An aggregate of 2,552,818 options to purchase shares of the Company's Common Stock was granted to employees and consultants during the fiscal year ended June 30, 1998.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4) These columns show the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 1998 and fiscal year-end option values:

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES              IN-THE-MONEY
                               NUMBER OF                   UNDERLYING UNEXERCISED          OPTIONS AT JUNE 30,
                                 SHARES        VALUE      OPTIONS AT JUNE 30, 1998             1998($)(2)
                                ACQUIRED      REALIZED   ---------------------------   ---------------------------
           NAME              ON EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              --------------   --------   -----------   -------------   -----------   -------------
Bruce N. Moore.............          --            --      258,750        241,250             --          --
R. Marshall Case...........          --            --           --        100,000             --          --
Russell M. Lait............          --            --       35,695         59,705        $31,219          --
Joseph G. Brown............      24,918       $92,859      100,081         90,002             --          --
Paul R. Gifford............          --            --           --             --             --          --

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options, and multiplying such difference by the number of shares.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock underlying the options at June 30, 1998 (the closing price of the Common Stock of the Company was listed on The Nasdaq National Market at $4.5625 per share on June 30, 1998) and the exercise price of the options, and multiplying such difference by the number of shares subject to outstanding options.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company's Board of Directors. It describes the compensation policies and rationale with respect to the compensation paid to the Company's executive officers for the fiscal year ended June 30, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

     The Compensation Committee administers the Company's executive compensation programs. The Compensation Committee was comprised of two non-employee directors of the Company, Dr. W. Frank King and Mr. David F. Marquardt, during the fiscal year ended June 30, 1998. The Company's programs and policies are designed to enhance stockholder values by closely linking executive rewards with the Company's success.

     The Company's executive compensation program has three elements:

     - Base Salary

     - Annual Cash Incentive Plan

     - Stock Option Program

BASE SALARY

     The base salaries for the Company's executive officers for the fiscal year ended June 30, 1998 set forth in the Summary Compensation Table were determined by the Compensation Committee. See "Executive Compensation -- Summary Compensation Table." The Compensation Committee considers the recommendations made by the Chief Executive Officer for the Company's officers other than the Chief Executive Officer. In addition, the Compensation Committee retains the services of an outside compensation consulting firm. In its deliberations, the Compensation Committee takes into consideration:

     - Salaries of officers in similar positions in similar sized and comparable high technology companies. This peer group of companies may be different than those of the companies incorporated in the stock performance graph inasmuch as it represents competitors for executive talent, rather than commercial competitors;

     - Company performance as measured by achievement of goals and objectives established at the start of the previous fiscal year; and

     - Evaluations of each individual's contributions as made by the Chief Executive Officer (the Chief Executive Officer's performance was evaluated independently by the Committee).

ANNUAL CASH INCENTIVE PROGRAM

     The annual cash incentive plan is designed to reward participants for achievement of predetermined Company goals and objectives. These predetermined goals and objectives are designed to drive Company performance toward enhanced stockholder returns. During the fiscal year ended June 30, 1998, there were no awards earned under this plan by the Company's officers because Company performance objectives were not met.

STOCK OPTION PROGRAM

     During the fiscal year ended June 30, 1998, the Compensation Committee approved all stock option grants made to executive officers, employees and consultants under the stockholder approved 1988 Stock Plan, which expired on April 19, 1998, and the 1997 Stock Plan, except for stock option grants to newly-hired employees who are non-executive officers receiving 10,000 or fewer shares (which were approved by the Stock Option Committee). The stock option program is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Compensation Committee takes into consideration:

     - Grants made to individuals in similar positions in comparable high technology companies;

     - Participants' contributions to the Company's performance, both short and long-term;

     - Prior stock option grants, especially as they relate to the number of options vested and unvested; and

     - Impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants in the last fiscal year set forth above. See "Executive Compensation -- Option Grants in Last Fiscal Year."

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Bruce N. Moore serves as the Company's Chief Executive Officer and President. The Compensation Committee has independently reviewed the compensation of the Chief Executive Officer. The Compensation Committee's recommendation to the full Board of Directors regarding Mr. Moore's compensation was based upon the same criteria used to evaluate the Company's other officers, i.e., independent outside sources of compensation data, the Company's performance, the individual's performance and the overall contribution to the Company's short and long-term objectives.

     Utilizing this criteria, in September 1997, the Compensation Committee increased Mr. Moore's base salary by $25,000 for the fiscal year ended June 30, 1998 in order to recognize his contribution to the Company and to recognize his level of responsibility versus that of other corporate officers of the Company. In addition, in September 1997, Mr. Moore was granted 100,000 stock options. Mr. Moore did not earn a bonus for the fiscal year ended June 30, 1998 under the Company's annual cash incentive program.

     All evaluation and consideration of adjustments in Mr. Moore's compensation were made independently by the Compensation Committee during Mr. Moore's absence from the proceedings.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of the Company.

                                          Compensation Committee

                                          W. Frank King
                                          David F. Marquardt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1998, the Compensation Committee consisted of Dr. W. Frank King and Mr. David F. Marquardt. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the SEC.

                              COMPANY PERFORMANCE

     The following performance graph compares the cumulative total return to stockholders of the Company's Common Stock since May 11, 1993 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) and (ii) the Hambrecht & Quist Technology Index. The information contained in the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The performance graph assumes that $100 was invested on May 11, 1993 in the Company's Common Stock at the initial public offering price of $12.00 per share in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                    HAMBRECHT & QUIST PRODUCTS AND SERVICES:
                       1998 PROXY PERFORMANCE GRAPH DATA

                                     'ASPEX SYSTEMS,                          NASDAQ STOCK
                                          INC.'          H&Q TECHNOLOGY       MARKET - U.S.
5/11/93                                  100.00              100.00              100.00
JUN-94                                    42.55              102.21              100.96
JUN-95                                   106.38              180.82              134.78
JUN-96                                   127.66              211.32              173.04
JUN-97                                    81.91              275.98              210.36
JUN-98                                    46.28              349.59              277.56

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 2, 1998 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers of the Company listed in the Summary Compensation Table above, (iii) each director of the Company, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                                           PERCENTAGE
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS    NUMBER      OWNERSHIP
-----------------------------------------------------------   ---------    ----------
State of Wisconsin Investment Board(2)......................  3,687,200       14.3%
  P.O. Box 7842
  Madison, WI 53702-0000
The Crabbe Huson Group, Inc.(3).............................  3,303,900       12.9%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Neuberger & Berman, LLC(4)..................................  1,529,300        6.0%
  605 Third Avenue
  New York, NY 10158-3698
Nevis Capital Management, Inc.(5)...........................  1,397,350        5.4%
  1119 St. Paul Street
  Baltimore, MD 21202
Bruce N. Moore(6)...........................................    322,727        1.3%
R. Marshall Case(6).........................................      8,473          *
Russell M. Lait(6)..........................................     72,204          *
Joseph G. Brown(6)..........................................        997          *
Paul R. Gifford(6)..........................................         --         --
R. Stephen Cheheyl(6).......................................     17,250          *
W. Frank King(6)............................................     16,250          *
David F. Marquardt(6).......................................     88,533          *
All current executive officers and directors as a group (8
  persons)(7)...............................................    526,434        2.1%

---------------
 *  Less than one percent

(1) Applicable percentage of ownership is based on 25,703,829 shares of the Company's Common Stock outstanding as of September 2, 1998 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 2, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) State of Wisconsin Investment Board claims sole voting and dispositive power as to the 3,687,200 shares. Information provided herein is based solely upon a Schedule 13G-A filed with the SEC in June 1998.

(3) The Crabbe Huson Group, Inc. claims shared dispositive and voting power as to the 3,303,900 shares. Information provided herein is based solely upon a
    Schedule 13G filed with the SEC in July 1998.

(4) Neuberger & Berman, LLC claims shared dispositive power as to the 1,529,300 shares, shared voting power as to 450,800 shares and sole voting power as to 749,400 shares. Information provided herein is based solely upon a Schedule 13G filed with the SEC in February 1998.

(5) Nevis Capital Management, Inc. claims sole voting and dispositive power as to the 1,397,350 shares. Information provided herein is based solely upon a
    Schedule 13G filed with the SEC in April 1998.

(6) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 2, 1998 as follows: Bruce N. Moore, 291,666 shares; Russell M. Lait, 42,524 shares; R. Stephen Cheheyl, 12,250 shares; W. Frank King, 16,250 shares; and David F. Marquardt, 20,250 shares.

(7) Includes 382,940 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 2, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ended June 30, 1998, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                                 OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          LOGO
                                          Henry P. Massey, Jr.
                                          Secretary

Dated: October 16, 1998

                                   APPENDIX A

                SUMMARY OF THE 1993 DIRECTORS' STOCK OPTION PLAN

     The Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in March 1993 and was approved by the stockholders in April 1993. Including the 150,000 shares reserved for issuance by the Board of Directors in August 1998, a total of 325,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. This Summary assumes adoption of the proposed amendments.

     Purpose. The purposes of the Directors' Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the outside directors of the Company to serve as directors and to encourage their continued service on the Board of Directors.

     Administration. Except as may otherwise be required pursuant to the terms of the Directors' Plan or applicable law, the Directors' Plan is administered by the Board of Directors. However, all options granted under the Directors' Plan are automatic and nondiscretionary. All decisions, determinations and interpretations of the Board of Directors shall be final and binding on all participants.

     Eligibility. Options may be granted only to the Company's outside directors. An outside director who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options in accordance with such provisions. The Directors' Plan defines the term "outside director" as a director of the Company's Board of Directors who is not otherwise an employee or a consultant of the Company.

     Terms of Options. Each new outside director will automatically be granted an option to purchase twenty-five thousand (25,000) shares of Common Stock on the date on which such person first becomes a member of the Board of Directors. On the first business date of each fiscal year and during the term of the Directors' Plan, each outside director will automatically receive a nonstatutory stock option to purchase eight thousand (8,000) shares of Common Stock if he or she has served on the Board of Directors for at least six (6) months.

     The term of each option is ten (10) years from the date of grant.

     Each option granted under the Directors' Plan shall be evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     Exercise Price. The exercise price of options granted under the Directors' Plan shall be 100% of the fair market value per share on the date of grant. For so long as the Company's Common Stock is listed on The Nasdaq National Market or a stock exchange, the fair market value per share shall be the closing price on such system or exchange on the date of the grant of the option, as reported in the Wall Street Journal.

     Exercise of Option. Except as described below, options granted under the Directors' Plan are exercisable only while the optionee remains a director of the Company. The first option granted under the Directors' Plan will become exercisable as to 1/16th of the shares subject to such option on the last day of each calendar quarter beginning with the first full calendar quarter after the date of grant. Subsequent options shall become exercisable as to 1/16th of the shares subject to such option on the last day of each calendar quarter beginning with the calendar quarter in which the subsequent option is granted.

     An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. The consideration to be paid for the shares shall consist entirely of cash, check, other shares of Common Stock which (i) either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option granted under this Directors' Plan shall be exercised, delivery of a properly executed exercise notice together with instructions to a broker to deliver to the Company the amount of sale proceeds required to pay the exercise price, or any combination of such methods of payment.

     Termination, Disability or Death. If an optionee ceases to serve as a director, other than due to death or permanent disability, such optionee may, but only within three (3) months after the date he or she ceases to be a director of the Company, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise an option at the date of such termination, or if the optionee does not exercise such option (which he or she was entitled to exercise) within the time specified, the option shall terminate.

     In the event an optionee is unable to continue service as a director as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), such optionee may, but only within six (6) months from the date of termination, exercise his or her option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise an option at the date of termination, or if the optionee does not exercise such option (which he or she was entitled to exercise) within the time specified, the option shall terminate.

     In the event of the death of an optionee while serving as a director for the Company, the option may be exercised at any time within six (6) months following the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained a director for six (6) months after the date of death. If the optionee dies within three (3) months of termination of status as a director, the option may be exercised at any time within six (6) months following the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     Nontransferability of Options. An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     Adjustments Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Directors' Plan and in the purchase price per share.

     In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, then each option shall become vested and exercisable as to an additional 25% of the shares subject to such option. If the successor corporation does not assume an outstanding option or substitute an equivalent option, in addition to the shares that have already vested as to such option, the optionee shall have the right to exercise the option as to all of the optioned stock including shares as to which the option would not otherwise be exercisable. If an option becomes exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the participant shall have fifteen (15) days to exercise such option. In the event that the Company's independent public accountants determine that the acceleration of vesting of outstanding options (described above) upon a merger would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     Amendment and Termination. The Board of Directors may amend or terminate the Directors' Plan from time to time. Any such amendment or termination shall not impair the rights of any optionee unless mutually agreed otherwise between the optionee and the Company as evidenced in writing. The Company shall obtain stockholder approval for any Directors' Plan amendment to the extent necessary and desirable to comply with any applicable law, rule or regulation.

     The Directors' Plan shall continue in effect until 2003 unless terminated earlier by the Board of Directors.

TAX INFORMATION

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT OF OPTIONS AND PURCHASE OF SHARES UNDER THE DIRECTORS' PLAN, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

                                  ATTACHMENT A


                              AUSPEX SYSTEMS, INC.

                        1993 DIRECTORS' STOCK OPTION PLAN
                        (AS AMENDED THROUGH AUGUST 1998)

     1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be "nonstatutory stock options".

     2.   Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" shall mean the Common Stock of the Company.

          (d) "Company" shall mean Auspex Systems, Inc., a Delaware corporation.

          (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (f)  "Director" shall mean a member of the Board.

          (g) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i)  "Option" shall mean a stock option granted pursuant to the Plan.

          (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (k)  "Optionee" shall mean an Outside Director who receives an Option.

          (l)  "Outside Director" shall mean a Director who is not an Employee.

          (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n)  "Plan" shall mean this 1993 Directors' Stock Option Plan.

          (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 325,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

     4.   Administration of and Grants of Options under the Plan.

          (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each current Outside Director and each Outside Director who first becomes a member of the Board of Directors after the date the Company first registers any class of any equity security pursuant to the Exchange Act shall be automatically granted an Option to purchase 25,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

               (iii) Each Outside Director, whether first elected or appointed a member of the Board of Directors before or after the Company first registers any class of any equity security pursuant to the Exchange Act, shall be automatically granted an Option to purchase 8,000 Shares (a

"Subsequent Option") on the first business day of the Company's fiscal year of each year, if on such date, he or she shall have served on the Board for at least six (6) months.

               (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

               (vi) The terms of a First Option granted hereunder shall be as follows:

                    (A) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 9 hereof.

                    (B) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option.

                    (C) the First Option shall become exercisable in installments cumulatively as to 1/16th of the Shares subject to the First Option on the last day of each calendar quarter beginning with the first full calendar quarter after the date of grant of the First Option.

               (vii) The terms of a Subsequent Option granted hereunder shall be as follows:

                    (A) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 9 hereof.

                    (B) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option.

                    (C) the Subsequent Option shall become exercisable in installments cumulatively as to 1/16th of the Shares subject to the Subsequent Option on the last day of each calendar quarter beginning with the calendar quarter in which the Subsequent Option is granted.

          (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e) Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. Term of Plan; Effective Date. The Plan shall become effective on June 28, 1993. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

     8.   Exercise Price and Consideration.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

          (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice together with instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a divi dend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months (or such other period of time not exceed ing six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in
Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)  Death of Optionee. In the event of the death of an Optionee:

               (i) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

               (ii) within three (3) months (or such lesser period of time as is determined by the Board) after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

     10. Nontransferability of Options. Unless otherwise provided for by the Board, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

     11.  Adjustments Upon Changes in Capitalization or Merger.

          (a) Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Com pany; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution; Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger; Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, then, to the extent the Option is unvested, the Option shall become vested and exercisable as to an additional 25% of the Shares subject to such Option, in addition to any Shares which may have already vested under such Option (up to a maximum of 100% of the Optioned Stock originally granted). In addition, the outstanding Options may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary thereof (the "Successor Corporation"). If the Successor Corporation does not assume an outstanding Option or substitute an equivalent option then, the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If an Option becomes exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

          For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) Certain Business Combinations. In the event it is determined by the Company's independent public accountants that the acceleration of vesting of outstanding Options upon a merger pursuant to this Section would preclude accounting for such merger as a pooling of interests, and the Board desires to approve such merger which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agree ment must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17.  Stockholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such stockholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

          (b) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     18. Information to Optionees. The Company shall provide to each \Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to stock holders, proxy statements and other information provided to all stockholders of the Company.

                                  DETACH HERE
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              AUSPEX SYSTEMS, INC.

             2300 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95050

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 19, 1998

The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 16, 1998, and hereby appoints Bruce N. Moore and R. Marshall Case, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held on November 19, 1998 at 9:00 a.m. local time, at the Company's headquarters located at 2300 Central Expressway, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

                                  DETACH HERE
--------------------------------------------------------------------------------

     Please mark
[X]  votes as in
     this example.

This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR the election of two (2) Class I directors, FOR proposals 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

1. To elect two (2) Class I directors of the Company to serve for a two-year term.
     Nominees: W. Frank King and Bruce N. Moore

                    FOR       WITHHELD
                    [ ]         [ ]                           MARK HERE
                                                              IF YOU PLAN   [ ]
                                                              TO ATTEND
                                                              THE MEETING

                                                              MARK HERE
                                                              FOR ADDRESS   [ ]
                                                              CHANGE AND
---------------------------------------------------------     NOTE BELOW
To withhold authority to vote for any individual nominee,
write that nominee's name on the space provided above.
                                                         FOR   AGAINST   ABSTAIN
2.   To approve amendments to the Company's 1993         [ ]     [ ]       [ ]
     Directors' Stock Option Plan to (i) increase
     the number of shares of Common Stock reserved
     for issuance thereunder by 150,000 to a total
     of 325,000 and (ii) increase the number of
     shares of Common Stock subject to the initial
     and annual option grants automatically awarded
     to the Company's directors thereunder from
     16,000 and 4,000 to 25,000 and 8,000,
     respectively.
                                                         FOR   AGAINST   ABSTAIN
3.   To ratify the appointment of Arthur Anderson        [ ]     [ ]       [ ]
     LLP as the independent auditors of the Company for the year ending June 30, 1999.

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


Signature:                                        Date:
          ---------------------------------------      -------------------------

Signature:                                        Date:
          ---------------------------------------      -------------------------